                                                                    EXHIBIT 10.4




                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT, dated as of July 15, 1997 (this "Agreement"), is between LOUISIANA SHIP, INC., a Texas corporation ("Borrower"), and SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Lender").

                               R E C I T A L S :

         Borrower has requested that Lender extend credit to Borrower in the form of (a) revolving credit advances which shall not exceed an aggregate principal amount of $800,000.00 at any time outstanding, (b) an equipment guidance line of credit which shall not exceed an aggregate principal amount of $300,000.00, (c) a term loan in the amount of $650,000.00, and (d) a term loan in the amount of $500,000.00. Lender is willing to make such extensions of credit to Borrower upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                  Definitions

         Section 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

                 "Advance-A" means an advance of funds by Lender to Borrower pursuant to Article II.

                 "Advance-B" means an advance of funds by Lender to Borrower pursuant to Article III.

                 "Advance Request Form-A" means a certificate, in substantially the form of Exhibit "L" hereto, properly completed and signed by Borrower requesting an Advance-A.

                 "Advance Request Form-B" means a certificate, in substantially the form of Exhibit "M" hereto, properly completed and signed by Borrower requesting an Advance-B.

                 "Advances" means the Advances-A and the Advances-B.

                 "Arbitration Agreement" means the Arbitration Agreement executed by Borrower, Guarantor and NS&R in substantially the form of Exhibit "K" hereto, as the same may be amended, supplemented, or modified.
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                 "Borrowing Base-A"  means, at any particular time, an amount equal to the lesser of (a) 80% of Eligible Accounts or (b)
         $800,000.00.

                 "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit "I" executed by an officer of Borrower acceptable to Lender.

                 "Borrowing Limit-B" means for each Advance-B, an amount equal to the lesser of (a) eighty percent (80%) of the purchase price of the Purchased Equipment-B purchased with such Advance-B or (b) $300,000.00.

                 "Business Day" means any day on which commercial banks are not authorized or required to close in Houston, Texas.

                 "Closing Date" means the date on which this Agreement has been executed and delivered by the parties hereto, the conditions set forth in Section 8.01 have been satisfied and Lender has funded the loans evidenced by the Notes.

                 "Collateral" has the meaning specified in Section 7.01.

                 "Commitment-A" means the obligation of Lender to make Advances-A hereunder in an aggregate principal amount at any time outstanding up to but not exceeding $800,000.00, as such amount may be reduced as provided in Section 2.08.

                 "Contingency Agreement" means that Contingency Agreement executed by NS&R and Borrower in substantially the form of Exhibit "G" hereto.

                 "Current Maturities of Long Term Debt" means for Borrower, the principal amount due and payable during the next succeeding twelve month period of Debt of Borrower for borrowed money, other than Subordinated Debt, which Debt has a final maturity more than twelve months from the date of calculation.

                 "Debt" means for Borrower (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets, (c) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (d) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, and (f)




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         any obligation to redeem or repurchase any of such Person's capital stock, warrants, or stock equivalents.

                 "Debt Service Coverage Ratio" means for Borrower the sum of
         (a) net income, plus (b) depreciation, amortization and other non cash charges, plus (c) interest expense, divided by the sum of (x) principal payments made on Current Maturities of Long Term Debt, plus
         (y) interest expense.

                 "Default Rate" means the lesser of (a) the sum of the Prime Rate in effect from day to day plus four percent (4%) or (b) the Maximum Rate.

                 "EAE" means EAE Industries, Inc., a Texas corporation, and its successors and assigns.

                 "Eligible Accounts" means the aggregate of all accounts receivable of Borrower that are acceptable to Lender in its sole discretion and satisfy the following conditions: (a) are due and payable within thirty (30) days; (b) have been outstanding less than ninety (90) days past the original date of invoice; (c) have arisen in the ordinary course of business from services performed by Borrower to or for the account debtor or the sale by Borrower of goods in which Borrower had sole ownership where such goods have been shipped or delivered to the account debtor; (d) represent complete bona fide transactions which require no further act under any circumstances on the part of Borrower to make such accounts receivable payable by the account debtor, provided that progress billings may constitute Eligible Accounts if such progress billings are contemplated in the underlying contract; (e) the goods and services the sale of which gave rise to such accounts receivable were shipped or delivered to the account debtor on an absolute sale basis and not on consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding; (f) the goods and services the sale of which gave rise to such accounts receivable were not, at the time of sale thereof, subject to any Lien, except the security interest in favor of Lender created by the Loan Documents;
         (g) are not subject to any provisions prohibiting assignment or requiring notice of or consent to such assignment; (h) are subject to a perfected, first priority security interest in favor of Lender and are not subject to any other Lien; (i) are not subject to setoff, counterclaim, defense, allowance, dispute, or adjustment other than normal discounts for prompt payment, and the goods of sale which gave rise to such accounts receivable have not been returned, rejected, repossessed, lost, or damaged; (j) the account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its





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         existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;
         (k) are not evidenced by chattel paper or any instrument of any kind;
         (l) are owed by a Person or Persons that are citizens of or organized under the laws of the United States or any State and are not owed by any Person located outside of the United States of America; (m) if any accounts receivable are owed by the United States of America or any department, agency, or instrumentality thereof, the Federal Assignment of Claims Act shall have been complied with; and (n) are not owed by an affiliate of Borrower. No account receivable owed by an account debtor to Borrower shall be included as an Eligible Account if more than twenty percent (20%) of the balances then outstanding on accounts receivable owed by such account debtor and its affiliates to Borrower have remained unpaid for more than eighty-nine (89) days from the dates of their original invoices; provided that this sentence shall not apply to accounts receivable from account debtors whose exemption from the provisions of this sentence has been approved by Lender. The amount of any Eligible Accounts owed by an account debtor to Borrower shall be reduced by the amount of all "contra accounts" and other obligations owed by Borrower to such account debtor. In the event that at any time the accounts receivable from any account debtor and its affiliates to Borrower exceed twenty percent (20%) of the accounts receivable of Borrower, the accounts receivable from such account debtor and its affiliates shall not constitute Eligible Accounts to the extent to which such accounts receivable exceed twenty percent (20%) of the accounts receivable of Borrower.

                 "Environmental Laws" means any and all federal, state and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.,the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and all similar laws, regulations, and requirements of any governmental authority or agency having jurisdiction over Borrower or any of its properties or assets, as such laws, regulations, and requirements may be amended or supplemented from time to time.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

                 "Event of Default" has the meaning specified in Section 12.01.





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                 "First Wave" means First Wave Marine, Inc, a Texas
         corporation, and its successors and assigns.

                 "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

                 "Guarantor" means Samuel F. Eakin, and his heirs, executors, successors and assigns.

                 "Guaranty" means the Guaranty Agreement executed by Guarantor in favor of Lender in substantially the form of Exhibit "F" hereto, as the same may be amended, supplemented or modified from time to time.

                 "Hazardous Substance" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

                 "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

                 "Loan Documents" means this Agreement and all promissory notes, security agreements, assignments, guaranties, contingency agreements, subordination agreements, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

                 "Loan-C" means the term loan made by Lender to Borrower pursuant to Article IV.

                 "Loan-D" means the term loan made by Lender to Borrower pursuant to Article V.





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                 "Maximum Amount-Advances-B" means the amount of $300,000.00.

                 "Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including as to Article 52069-1.04, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" and calculated after taking into account any and all relevant fees, payments, and other charges in respect of the Loan Documents which are deemed to be interest under applicable law.

                 "No Default Certificate" means a certificate substantially in the form of Exhibit "J" executed by an officer of Borrower acceptable to Lender.

                 "Note-A" means the promissory note executed by Borrower payable to the order of Lender, in substantially the form of Exhibit "A" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

                 "Note-B" means the promissory note executed by Borrower payable to the order of Lender, in substantially the form of Exhibit "B" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

                 "Note-C" means the promissory note executed by Borrower payable to the order of Lender, in substantially the form of Exhibit "C" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

                 "Note-D" means the promissory note executed by Borrower payable to the order of Lender, in substantially the form of Exhibit "D" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

                 "Notes" means Note-A, Note-B, Note-C and Note-D.

                 "NS&R" means Newpark Shipbuilding and Repair, Inc., a Texas corporation, and its successors and assigns.

                 "Obligated Party" means Guarantor, NS&R and any other Person who is or becomes party to any agreement pursuant to which such Person guarantees or secures payment and performance of the Obligations or any part thereof.

                 "Obligations" means all obligations, indebtedness, and liabilities of Borrower to Lender, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations,





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
         indebtedness, and liabilities of Borrower under this Agreement and the other Loan Documents including, without limitation, all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

                 "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

                 "Prime Rate" means that variable rate of interest per annum established by Lender from time to time as its prime rate which shall vary from time to time. Such rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that many of Lender's commercial or other loans are priced to relation to such rate, that it is not necessarily the lowest or best rate charged to any customer and that Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

                 "Purchased Equipment-B" means the machinery and equipment purchased by Borrower with the proceeds of the Advances-B.

                 "Section 12.01 Event of Default" means the failure of Borrower to comply with the provisions of Section 12.01 as evidenced by the most recent financial statements of Borrower delivered under Section 10.01(a) or (b).

                 "Security Agreement" means the Security Agreement executed by Borrower in favor of Lender in substantially the form of Exhibit "E" hereto, as the same may be amended, supplemented, or modified.

                 "Subordinated Debt" means (a) the Subordinated Debt-NS&R, (b) the Subordinated Debt-EAE, (c) the Subordinated Debt-First Wave, and
         (d) Debt of Borrower the payment of which has otherwise been subordinated to the payment of the Obligations by an agreement satisfactory to Lender.

                 "Subordinated Debt-EAE" means Debt of Borrower which is subject to the Subordination Agreement-EAE.

                 "Subordinated Debt-First Wave" means Debt of Borrower which is subject to the Subordination Agreement- First Wave.

                 "Subordinated Debt-NS&R" means Debt of Borrower which is subject to the Subordination Agreement-NS&R.

                 "Subordination Agreement-EAE" means the Subordination Agreement executed by Borrower and EAE in favor of Lender in substantially the form of Exhibit "N" hereto, as the same may be amended, supplemented, or modified.





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                 "Subordination Agreement-First Wave" means the Subordination
         Agreement executed by Borrower and First Wave in favor of Lender in substantially the form of Exhibit "O" hereto, as the same may be amended, supplemented, or modified.

                 "Subordination Agreement-NS&R" means the Subordination Agreement executed by Borrower and NS&R in favor of Lender in substantially the form of Exhibit "H" hereto, as the same may be amended, supplemented, or modified.

                 "Termination Date-A" means 11:00 a.m., Houston, Texas time on August 1, 1998, or such earlier date on which the Commitment-A terminates as provided in this Agreement.

                 "Termination Date-B" means 11:00 a.m., Houston, Texas time on August 1, 1998, or such earlier date on which the Commitment-A terminates as provided in this Agreement.

                 "Test Date" shall mean that date which is sixty (60) days following the Closing Date.

         Section 1.02. Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the Uniform Commercial Code as adopted by the State of Texas, unless otherwise defined herein, shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas.


                                  ARTICLE II.

                                   Advances-A

         Section 2.01. Advances-A. Subject to the terms and conditions of this Agreement, Lender agrees to make one or more Advances-A to Borrower from time to time from the date hereof to and including the Termination Date-A in an aggregate principal amount at any time outstanding up to but not exceeding the Commitment-A; provided that the aggregate amount of all Advances-A at any time outstanding (a) shall not exceed $300,000.00 at any time prior to the Test Date, and (b) commencing on the Test Date and at all times thereafter shall not exceed the lesser of (i) the Commitment-A or (ii) the Borrowing Base-A.
Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow hereunder.





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         Section 2.02.    Note-A.  The obligation of Borrower to repay the
Advances-A shall be evidenced by Note-A executed by Borrower, payable to the order of Lender, in the principal amount of the Commitment-A.

         Section 2.03. Repayment of Advances-A. Borrower shall repay the unpaid principal amount of all Advances-A on the earlier of (a) the Termination Date-A or (b) such other dates on which the Advances-A are or may be required to be paid pursuant to this Agreement.

         Section 2.04. Interest. The unpaid principal amount of the Advances-A shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the sum of the Prime Rate in effect from day to day plus one percent (1.0%), and each change in the rate of interest charged on the Advances-A shall become effective, without notice to Borrower, on the effective date of each change in the Prime Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on the Advances-A to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on the Advances-A below the Maximum Rate until the aggregate amount of interest actually accrued on the Advances-A equals the amount of interest which would have accrued on the Advances-A if the interest rate specified in clause (b) preceding had at all times been in effect.
Accrued and unpaid interest on the Advances-A shall be payable on the first day of each month commencing on September 1, 1997 and on the earlier of the Termination Date-A or any other date on which the principal amount of the Advances-A is paid (whether as a result of optional or mandatory prepayment or acceleration). All past due principal and interest shall bear interest at the Default Rate.

         Section 2.05. Requests for Advances-A. Borrower shall give Lender notice of each requested Advance-A at least one (1) Business Day prior to the requested date of such Advance-A by delivery to Lender of an Advance Request Form-A properly completed and containing the information required therein. Lender at its option may accept telephonic requests for Advances-A. Each such telephonic request for an Advance-A shall constitute a representation by Borrower to Lender as to each of the matters set forth in the Borrowing Base Certificate, including representations that the (a) sum of (i) the amount of the outstanding Advances-A, plus (ii) the amount of the requested Advance-A does not exceed (A) $300,000.00 if such request is prior to the Test Date and
(B) the lesser of the Commitment or the Borrowing Base if such request is on or after the Test Date, and (b) no Event of Default exists. At any time, including prior to making any Advance-A, Lender may request a Borrowing Base Certificate from Borrower dated of a recent date acceptable to Lender.





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         Section 2.06.    Use of Proceeds.  The proceeds of Advances-A shall be
used for general working capital purposes.

         Section 2.07. Mandatory Prepayment. If at any time prior to the Test Date the outstanding principal amount of the Advances-A exceeds $300,000.00, or if at any time after the Test Date the outstanding principal amount of the Advances-A exceeds the lesser of the Borrowing Base-A or the Commitment-A, Borrower shall promptly prepay the outstanding Advances-A by the amount of the excess plus accrued and unpaid interest on the amount so prepaid.

         Section 2.08. Commitment Fee; Reduction or Termination of Commitment-A. Borrower agrees to pay to Lender a commitment fee on the average daily unused portion of the Commitment-A, from and including the Closing Date to and including the Termination Date-A, at the rate of one half of one percent (1/2%) per annum based on a 360 day year and the actual number of days elapsed, payable on the first day of each month, commencing on September 1, 1997, and on the Termination Date-A. Borrower shall have the right at any time to terminate in whole or from time to time to irrevocably reduce in part the Commitment-A upon at least three (3) Business Days prior notice to Lender specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction. Simultaneously with giving such notice, Borrower shall prepay the amount by which the unpaid principal amount of the Advances-A exceeds the Commitment-A (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. The Commitment-A may not be reinstated after it has been terminated or reduced.


                                  ARTICLE III.

                                   Advances-B

         Section 3.01. Advances-B. At the sole discretion of Lender and subject to the terms and conditions of this Agreement, Lender may make one or more Advances-B to Borrower from time to time from the date hereof to and including the Termination Date-B in an aggregate principal amount at any time outstanding up to but not exceeding the Maximum Amount-Advances-B; provided that the amount of each Advance-B shall not exceed the Borrowing Limit-B for such Advance-B.

         Section 3.02. Note-B. The obligation of Borrower to repay the Advances-B shall be evidenced by Note-B executed by Borrower, payable to the order of Lender, in the principal amount of the Maximum Amount-Advances-B.

         Section 3.03. Repayment of Advances-B. Principal of and interest on the Advances-B shall be due and payable as provided in





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
Note-B. All past due principal and interest shall bear interest at the Default Rate.

         Section 3.04. Interest. The unpaid principal amount of the Advances-B shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the sum of the Prime Rate in effect from day to day plus one percent (1.0%), and each change in the rate of interest charged on the Advances-B shall become effective, without notice to Borrower, on the effective date of each change in the Prime Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on the Advances-B to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on the Advances-B below the Maximum Rate until the aggregate amount of interest actually accrued on the Advances-B equals the amount of interest which would have accrued on the Advances-B if the interest rate specified in clause (b) preceding had at all times been in effect. All past due principal and interest shall bear interest at the Default Rate.

         Section 3.05. Requests for Advances-B. Borrower shall give Lender notice of each requested Advance-B at least two (2) Business Days prior to the requested date of such Advance-B by delivery to Lender of an Advance Request Form-B properly completed and containing the information required therein. Lender at its option may accept telephonic requests for Advances-B, provided that such acceptance shall not constitute a waiver of Lender's right to require delivery of an Advance Request Form-B in connection with subsequent Advances-B. Any telephonic request for an Advance-B by Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form-B to Lender.

         Section 3.06. Use of Proceeds. The proceeds of Advances-B shall be used to purchase equipment.


                                  ARTICLE IV.

                                     Loan-C

         Section 4.01. Agreement for Loan-C. Subject to the terms and conditions of this Agreement, Lender agrees to make Loan-C to Borrower in the amount of $650,000.00.

         Section 4.02. Note-C. The obligation of Borrower to repay Loan-C shall be evidenced by Note-C executed by Borrower, payable to the order of Lender, in the principal amount of $650,000.00.

         Section 4.03. Interest. Loan-C shall bear interest prior to maturity at a varying rate per annum equal from day to day to the





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
lesser of (a) the Maximum Rate or (b) the Prime Rate in effect from day to day plus one percent (1.0%), and each change in the rate of interest charged on Loan-C shall become effective, without notice to Borrower, on the effective date of each change in the Prime Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on Loan-C to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on Loan-C below the Maximum Rate until the aggregate amount of interest actually accrued on Loan-C equals the amount of interest which would have accrued on Loan-C if the interest rate specified in clause (b) preceding had at all times been in effect.

         Section 4.04. Payment of Principal and Interest. Principal of and interest on Loan-C shall be due and payable as provided in Note-C. All past due principal and interest shall bear interest at the Default Rate.

         Section 4.05. Purpose. The purpose of Loan-C shall be used to purchase equipment and for the acquisition of the assets of Platzer Shipbuilding, Inc.


                                   ARTICLE V.

                                     Loan-D

         Section 5.01. Agreement for Loan-D. Subject to the terms and conditions of this Agreement, Lender agrees to make Loan-D to Borrower in the amount of $500,000.00.

         Section 5.02. Note-D. The obligation of Borrower to repay Loan-D shall be evidenced by Note-D executed by Borrower, payable to the order of Lender, in the principal amount of $500,000.00.

         Section 5.03. Interest. Loan-D shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the Prime Rate in effect from day to day plus one percent (1.0%), and each change in the rate of interest charged on Loan-D shall become effective, without notice to Borrower, on the effective date of each change in the Prime Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on Loan-D to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on Loan-D below the Maximum Rate until the aggregate amount of interest actually accrued on Loan-D equals the amount of interest which would have accrued on Loan-D if the interest rate specified in clause (b) preceding had at all times been in effect.

         Section 5.04. Payment of Principal and Interest. Principal of and interest on Loan-D shall be due and payable as provided in Note-D. All past due principal and interest shall bear interest at the Default Rate.

         Section 5.05. Purpose. The purpose of Loan-D shall be used to purchase a flare, the cost of which is $651,457, including $158,783 of installation costs, and for the acquisition of the assets of Platzer Shipbuilding, Inc.


                                  ARTICLE VI.

                                    Payments

         Section 6.01. Method of Payment. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement, the Notes or any other Loan Documents shall be made to Lender at its office at 4400 Post Oak Parkway, Houston, Texas 77027, without setoff, deduction, or counterclaim in immediately available funds. Whenever any payment under this Agreement, the Note or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next Business Day, and interest shall continue to accrue during such extension.

         Section 6.02. Voluntary Prepayment. Borrower may prepay the Notes in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid.

         Section 6.03. Computation of Interest. Interest on the indebtedness evidenced by the Notes shall be computed on the basis of a year of 360 days and the actual number of day elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.


                                  ARTICLE VII.

                                   Collateral

         Section 7.01. Collateral. To secure full and complete payment and performance of the Obligations, Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described therein and in this Section 7.01 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

                 (a) Borrower shall grant to Lender a first priority security interest in all of its accounts, accounts receivable, inventory, equipment, machinery, fixtures, chattel paper, documents, instruments, and general intangibles, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to the Security Agreement.

                 (b) Borrower shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as Lender, in its sole discretion, deems necessary or desirable to evidence and perfect its liens and security interests in the Collateral.

         Section 7.02. Setoff. Upon the occurrence of an Event of Default, Lender shall have the right to set off and apply against the Obligations in such a manner as Lender may determine, at any time and without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Borrower whether or not the Obligations are then due. In addition to Lender's right of setoff and as further security for the Obligations, Borrower hereby grants to lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by lender and all other sums at any time credited by or owing from Lender to Borrower. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, to the rights of setoff) which Lender may have.

         Section 7.03. Guaranty; Repurchase Agreement. Guarantor shall unconditionally and irrevocably guarantee payment and performance of the Obligations by execution and delivery of the Guaranty. NS&R shall unconditionally and irrevocably agree to purchase the Notes upon the terms and conditions set forth in the Note Purchase Agreement.


                                 ARTICLE VIII.

                              Conditions Precedent

         Section 8.01. Initial Extension of Credit. The obligation of Lender to make the initial Advance or fund either Loan-C or Loan-D is subject to the condition precedent that prior thereto Lender shall have received all of the documents set forth below in form and substance satisfactory to Lender.

                 (a)      Resolutions - Borrower.    Resolutions of the Board
         of Directors of Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or is to be a party.

                 (b) Incumbency Certificate - Borrower. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Borrower certifying the names of the officers of Borrower authorized to sign this Agreement and each of the other Loan Documents to which Borrower is or is to be party together with specimen signatures of such officers.

                 (c) Articles of Incorporation - Borrower. The articles of incorporation of Borrower certified by the Secretary or an Assistant Secretary of Borrower.

                 (d) Bylaws - Borrower. The bylaws of Borrower certified by the Secretary or an Assistant Secretary of Borrower.

                 (e) Governmental Certificates - Borrower. Certificates of the appropriate government officials of the state of Texas as to the existence and good standing of Borrower.

                 (f) Notes. Note-A, Note-B, Note-C and Note-D executed by Borrower.

                 (g) Security Agreement. The Security Agreement executed by Borrower.

                 (h) Financing Statements. Uniform Commercial Code financing statements executed by Borrower.

                 (i)      Guaranty.  The Guaranty executed by Guarantor.

                 (j) Contingency Agreement. The Contingency Agreement executed by NS&R and Borrower.

                 (k) Subordination Agreement-NS&R. The Subordination Agreement-NS&R executed by the parties thereto.

                 (l) Subordination Agreement-EAE. The Subordination Agreement-EAE executed by the parties thereto.

                 (m) Subordination Agreement-First Wave. The Subordination Agreement-First Wave executed by the parties thereto.

                 (n) UCC Search. A Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrower in the office of the Secretary of State of Texas.

                 (o) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys' fees) referred to in Section 13.01, to the extent incurred, have been paid in full by Borrower.

                 (p) Additional Documentation. Such additional approvals, opinions or documents as Lender may reasonably request.

         Section 8.02. All Extensions of Credit. (a) The obligation of Lender to make any Advance-A (including the initial Advance-A) is subject to the additional conditions precedent that Lender shall have received (i) a request for such Advance-A as provided in Section 2.05 and (ii) such additional approvals, opinions or documents as Lender may reasonably request, including a Borrowing Base Certificate dated as of a recent date acceptable to Lender.

         (b) The obligation of Lender to make any Advance-B (including the initial Advance-B) is subject to the additional condition precedent that Lender shall have received an Advance Request Form-B as provided in Section 3.05 executed by an officer of Borrower acceptable to Lender, all of the statements in which shall be true and correct on and as of such date.

         (c) The obligation of Lender to make any Advance is subject to the additional condition precedent that Lender shall have received such additional approvals, opinions or documents as Lender may reasonably request.


                                  ARTICLE IX.

                         Representations and Warranties

         To induce Lender to enter into this Agreement, commencing on the Closing Date and at all times thereafter while the Obligations are outstanding, Borrower represents and warrants to Lender that:

         Section 9.01. Corporate Existence. Borrower (a) is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power and authority to own its assets and carry on its business as now being or as proposed to be conducted and (c) is qualified to do business in all jurisdictions necessary and where failure to so qualify would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties. Borrower has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

         Section 9.02. Financial Statements. Borrower has delivered to Lender proforma financial statements of Borrower (the "Proformas") and financial statements of NS&R for the fiscal year ended December 31, 1996 and for the three month period ended March

31, 1997 (the "NS&R Statements"). To the best of Borrower's knowledge, the Proformas reflect the estimated financial position of Borrower as of the dates set forth therein. To the best of Borrower's knowledge the NS&R Statements are true and correct, have been prepared in accordance with GAAP, and, to the best of Borrower's knowledge, the NS&R Statements fairly and accurately present the financial condition of NS&R as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. To the best of Borrower's knowledge, neither Borrower nor NS&R has any material contingent liabilities, liabilities for taxes, material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments not reflected in the Proformas or the NS&R Statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of Borrower or, to the best of Borrower's knowledge, NS&R since the effective date of the Proformas or the NS&R Statements.

         Section 9.03. Corporate Action; No Breach. The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party have been duly authorized by all requisite action on the part of Borrower and do not and will not violate or conflict with the articles of incorporation or bylaws of Borrower or any law, rule or regulation or any order, writ, injunction, or decree of any court, governmental authority, or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except as provided in this Agreement) upon any of the revenues or assets of Borrower pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which Borrower or any of its properties is bound.

         Section 9.04. Operation of Business. Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted.

         Section 9.05. Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any court, governmental authority, or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting Borrower that would, if adversely determined, have a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of Borrower or the ability of Borrower to pay and perform the Obligations. There are no outstanding judgments against Borrower.

         Section 9.06. Rights in Properties; Liens. Borrower has good and indefeasible title to or valid leasehold interests in its properties and assets, real and personal, including the properties, assets and leasehold interests reflected in the financial statements described in Section 9.02, and none of the properties, assets or leasehold interests of Borrower is subject to any Lien, except as permitted by this Agreement.

         Section 9.07. Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower is party, when delivered, shall constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

         Section 9.08. Approvals. No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is or will be necessary for the execution, delivery, or performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party or the validity or enforceability thereof.

         Section 9.09. Debt. Borrower has no Debt except Debt which is permitted by this Agreement and is disclosed in the financial statements referred to in Section 9.02.

         Section 9.10. Use of Proceeds; Margin Securities. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 9.11. ERISA. Borrower has complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA, and there are no existing conditions that would give rise to liability thereunder. No Reportable Event (as defined in Section 4043 of ERISA) has occurred in connection with any employee benefit plan that might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such plan.

         Section 9.12. Taxes. Borrower has filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales taxes, and has paid all of its liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, and Borrower knows of no pending investigation of Borrower by any taxing authority or of any pending but unassessed tax liability of Borrower.

         Section 9.13. Disclosure. There is no fact known to Borrower which has a material adverse effect, or which might in the future have a material adverse effect, on the business, condition (financial or otherwise), operations, prospects, or properties of Borrower that has not been disclosed in writing to Lender.

         Section 9.14.  Subsidiaries.  Borrower has no Subsidiaries.

         Section 9.15. Compliance with Laws. Borrower is not in violation in any material respect of any law, rule, regulation, order, or decree of any court, governmental authority, or arbitrator.

         Section 9.16. Inventory. All inventory of Borrower has been and will hereafter be produced in compliance with all applicable laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act, as amended (29 U.S.C. Sections 201-219), and the regulations promulgated thereunder.

         Section 9.17. Investment Company Act. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 9.18. Environmental Matters. Borrower and its properties are in compliance with all applicable Environmental laws and Borrower is not subject to any liability or obligation for remedial action thereunder. There is no pending or threatened investigation or inquiry by any governmental authority of Borrower or any of its properties pertaining to any Hazardous Substance. There are no Hazardous Substances located on or under any of the properties of Borrower. Borrower has not caused or permitted any Hazardous Substance to be disposed of on or under or released from any of its properties. Borrower has obtained all permits, licenses, and authorizations which are required under and by all Environmental Laws.

         Section 9.19. Solvency. Borrower is not insolvent, and Borrower will not be rendered insolvent by the execution or performance of the Loan Documents to which Borrower is a party.


                                   ARTICLE X.

                               Positive Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will perform and observe the covenants set forth below, unless Lender shall otherwise consent in writing.

         Section 10.01.  Reporting Requirements.  Borrower will deliver to
Lender:

                 (a) Annual Financial Statements - Borrower. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 1997, a copy of the annual compiled financial statements of Borrower for such fiscal year containing balance sheets, statements of income, statements of stockholders equity and statements of cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP and compiled by independent certified public accountants of recognized standing acceptable to Lender.

                 (b) Monthly Financial Statements - Borrower. As soon as available, and in any event within forty-five (45) days after the end of each month of each fiscal year of Borrower, a copy of the unaudited financial report of Borrower as of the end of such month and for the portion of the fiscal year then ended, containing balance sheets, statements of income and statements of cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by an officer of Borrower acceptable to Lender to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of Borrower at the date and for the period indicated therein.

                 (c) No Default Certificate. As soon as available, but in any event within forty-five (45) days after the end of each month of each year of Borrower, a No Default Certificate, as of the last day of such month certified by an officer of Borrower acceptable to Lender.

                 (d) Borrowing Base Certificate. At any time, promptly upon request therefor by Lender, and as soon as available but in any event within forty-five (45) days after the end of each month of each fiscal year of Borrower, a Borrowing Base Certificate, as of the most recent date available or the last day of such month, as applicable, certified by an officer of Borrower acceptable to Lender.

                 (e) Accounts Receivable Reports. As soon as available, and in any event within forty-five (45) days after the end of each month of each fiscal year of Borrower, aged accounts receivable reports for Borrower as of the last day of such month certified by an officer of Borrower acceptable to Lender.

                 (f) Annual Financial Statement-Guarantor. As soon as available, and in any event on or before each March 1, a copy of the financial statement of the Guarantor as of the preceding December 31, consisting of a balance sheet, a statement of income and expenses, a list of liabilities, including contingent liabilities (and stating the holder of such liabilities, the repayment terms thereof and any collateral therefor), and a statement of cash flows.

                 (g) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, agency or instrumentality, affecting Borrower, Guarantor or NS&R which, if determined adversely such Person, could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of such Person.

                 (h) Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, a written notice setting forth the details of such Event of Default or event and the action which Borrower has taken and proposes to take with respect thereto.

                 (i) General Information. Promptly, such other information concerning Borrower, Guarantor or NS&R as Lender may from time to time reasonably request.

         Section 10.02. Maintenance of Existence; Conduct of Business. Borrower will preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications and rights that are necessary or desirable in the ordinary conduct of its business.

         Section 10.03. Maintenance of Properties. Borrower will maintain its assets and properties in good condition and repair.

         Section 10.04. Taxes and Claims. Borrower will pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that Borrower shall not be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 10.05. Insurance. Borrower will maintain with financially sound and reputable insurance companies workmen's compensation insurance, liability insurance, and insurance on its property, assets and business at least in such amounts and against such risks as are usually insured against by Persons engaged in similar businesses. Each insurance policy covering Collateral shall name Lender as lender loss payee and provide that such policy will not be cancelled without thirty (30) days prior written notice to Lender.

         Section 10.06. Inspection; Audits. At any reasonable time and from time to time, Borrower will permit, and, upon the occurrence and during the continuance of an Event of Default, will cause Guarantor and NS&R to permit, representatives of Lender (including agents of Lender and third parties engaged by Lender):

                 (a) To examine and make copies of the books and records of, and visit and inspect the properties or assets of Borrower, Guarantor and NS&R and to discuss the business, operations, and financial condition of any such Persons with their respective officers and employees with their independent certified public accountants; and

                 (b) At the expense of Borrower, to conduct audits, verifications and inspections of the accounts receivable and inventory of Borrower.

         Section 10.07. Keeping Books and Records. Borrower will maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 10.08. Compliance with Laws. Borrower will comply in all material respects with all applicable laws, rules, regulations, and orders of any court, governmental authority, or arbitrator.

         Section 10.09. Compliance with Agreements. Borrower will comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

         Section 10.10. Further Assurances. Borrower will execute and deliver, and will cause NS&R to execute and deliver, such further instruments as may be requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to preserve and perfect the Liens of Lender in the Collateral.

         Section 10.11. ERISA. Borrower will comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

         Section 10.12. Continuity of Operations. Borrower will (a) continue to conduct its primary businesses as conducted as of the date of this Agreement and will continue its operations in such businesses, and (b) not make any material change in the nature of their businesses as carried on as of the Closing Date.


                                   ARTICLE XI

                               Negative Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will perform and observe the covenants set forth below, unless Lender shall otherwise consent in writing.

         Section 11.01. Debt. Borrower will not incur, create, assume or permit to exist, any Debt, except (a) Debt to Lender, (b) Subordinated Debt,
(c) Debt which does not exceed an aggregate principal amount of $100,000 outstanding at any time, (d) accounts payable in the ordinary course of business, and (e) Debt arising from the endorsement of instruments for collection in the ordinary course of business.

         Section 11.02. Limitation on Liens. Borrower will not incur, create, assume, or permit to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except (a) Liens in favor of Lender, (b) Liens securing the Subordinated Debt, (c) purchase money liens securing the Debt permitted by Section 11.01(c), (d) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use, (e) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established, and (f) Liens of mechanics, materialmen, warehousemen, carriers or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business.

         Section 11.03. Mergers, Acquisitions, Dissolutions and Disposition of Assets. Borrower will not (a) become a party to a merger, consolidation, partnership or joint venture or purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, (b) dissolve or liquidate, or (c) sell, lease, assign, transfer or otherwise dispose of a material portion of its assets, except dispositions of inventory in the ordinary course of business.

         Section 11.04. Restricted Payments. Borrower will not declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock, or grant or issue any capital stock or any warrant, right, or option pertaining to its capital stock, or issue any security convertible into capital stock; provided that Borrower may issue additional shares of stock and offer such stock to key management of Borrower in amounts such that the total amount of stock so owned by key management of Borrower does not exceed twenty percent (20%) of the total voting stock of Borrower.

         Section 11.05. Loans and Investments. Borrower will not make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of any Person, except (a) readily marketable direct obligations of the United States of America, (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition of any commercial bank operating in the United States having capital and surplus in excess of $50,000,000.00, and
(c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody Investors Service.

         Section 11.06. Compliance with Environmental Laws. Except in the ordinary course of business and in accordance with law, Borrower will not (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Substance, (b) generate any Hazardous Substance, (c) conduct any activity which is likely to cause a release or threatened release of any Hazardous Substance, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law.

         Section 11.07. Accounting. Borrower will not make any change in accounting treatment or reporting practices, except as required by GAAP.

         Section 11.08. Subordination. If no Event of Default has occurred, Borrower may pay principal of and interest on the Subordinated Debt. If a
Section 12.01 Event of Default has occurred and no other Event of Default has occurred and is continuing, Borrower shall not pay payments of principal of the Subordinated Debt, however, (a) Borrower may pay payments of interest on the Subordinated Debt and (b) Borrower may pay payables of Borrower to NS&R, EAE or First Wave incurred in the ordinary course of business. If any Event of Default other than a Section 12.01 Event of Default has occurred and is continuing, Borrower shall not pay payments of interest or principal on the Subordinated Debt or payables of Borrower to NS&R, EAE or First Wave incurred in the ordinary course of business.


                                  ARTICLE XII

                              Financial Covenants

         Borrowers covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any commitment hereunder, Borrower will observe and perform the following financial covenants set forth below, unless Lender shall otherwise consent in writing.

         Section 12.01. Debt Service Coverage Ratio. Borrower will at all times maintain a Debt Service Coverage Ratio of not less than 1.50 to 1.00. The Debt Service Coverage Ratio shall be calculated as of the last day of each month on a cumulative basis for the twelve months ended as of such date; provided that for the first eleven months following the Closing Date, the Debt Service Coverage Ratio shall be based only upon the months following the Closing Date, calculated on an annualized basis.


                                  ARTICLE XIII

                                    Default

         Section 13.01. Events of Default. Each of the following shall be deemed an "Event of Default":

                 (a) Borrower shall fail to pay when due the Obligations or any part thereof.

                 (b) Any representation or warranty made or deemed made by Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                 (c) Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document.

                 (d) Borrower or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                 (e) An involuntary proceeding shall be commenced against Borrower or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

                 (f) Borrower or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $25,000.00 against any of its assets or properties.

                 (g) Borrower or any Obligated Party shall fail to satisfy and discharge promptly any final judgement or judgements against it for the payment of money in an aggregate amount in excess of $25,000.00.

                 (h) Borrower or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                 (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any Obligated Party, or Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

                 (j) Guarantor shall have died or have been declared incompetent by a court of law.

         Section 13.02. Remedies Upon Default. If any Event of Default shall occur, Lender may do any one or more of the following: (a) declare the outstanding principal of and accrued and unpaid interest on the Notes and the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower, (b) terminate the Commitment-A without notice to Borrower, (c) foreclose or otherwise enforce any Lien granted to the Lender to secure payment and performance of the Obligations, and (d) exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction by any of the Loan Documents, by equity or otherwise; provided, however, that upon the occurrence of an Event of Default under Section 13.01(d) or Section 13.01(e), the Commitment-A shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and the other Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower.

         Section 13.03. Performance by Lender. If Borrower shall fail to perform any covenant, duty, or agreement contained in any of the Loan Documents, Lender may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

                                  ARTICLE XIV.

                                 Miscellaneous

         Section 14.01. Expenses of Lender. Borrower hereby agrees to pay Lender on demand (a) all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of Lender's legal counsel, (b) all reasonable costs and expenses incurred by Lender in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of Lender's legal counsel, and (c) all other reasonable costs and expenses incurred by Lender in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, taxes, assessments, filing fees, and other charges levied by an governmental authority or otherwise payable in respect of this Agreement or any other Loan Document or in obtaining any insurance policy, audit or appraisal in respect of the Collateral.

         Section 14.02. Indemnification. Borrower hereby indemnifies Lender and each affiliate thereof and their respective officers, directors, employees, attorneys, and agents from, and holds each of them harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, and expenses (including attorneys' fees) (collectively, "Claims") to which any of them may become subject which directly or indirectly arise from or relate to (a) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Loan Documents, (b) any of the transactions contemplated by the Loan Documents, (c) any breach by Borrower of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents, or (d) the presence, release, threatened release, disposal, removal, or cleanup of any Hazardous Substance located on, about, within, or affecting any of the properties or assets of Borrower; provided, however, that such indemnification obligation shall not arise to the extent that any Claim arises from the negligence or willful misconduct of Lender.

         Section 14.03. Limitation of Liability. Neither Lender nor any affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         Section 14.04. No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 14.05. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without prior written consent of Lender.

         Section 14.06. Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 14.01 and 14.02 shall survive repayment of the Notes and termination of the Commitment-A.

         Section 14.07. Amendment. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 14.08. Maximum Interest Rate. No provision of this Agreement or of any other Loan Documents shall require the payment or the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any other Loan Documents or otherwise in connection wit this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as payment and reduction of the principal of the indebtedness evidenced by the Note; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

         Section 14.09. Notices. All notices and other communications provided for in this Agreement and the other Loan Documents shall be in writing and may be telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the addresses specified below or at such other address as shall be designated by any party listed below in a notice to the other parties listed below given in accordance with this Section.

If to Borrower:               Louisiana Ship, Inc.
                              13601 Industrial Road
                              Houston, Texas 77015

If to Guarantor:              Samuel F. Eakin
                              4000 South Sherwood Forest, Suite 603
                              Baton Rouge, Louisiana 70816
                              Telephone No.: 504-292-8000
                              Fax: 504-292-8100

If to NS&R:                   Newpark Shipbuilding and Repair, Inc.
                              8502 Cypress Street
                              Houston, Texas 77012
                              Attention: Chairman and Chief Executive Officer
                              Telephone No.: 713-928-5051
                              Fax: 713-923-9301

If to Lender:                 Southwest Bank of Texas, N.A.
                              4400 Post Oak Parkway
                              Houston, Texas  77027
                              Attention: Carmen Billings
                              Telephone No.: 713-235-8881, ext. 1766
                              Fax: 713-621-2031

         Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, that notices to Lender pursuant to Articles II and III shall not be effective until received by Lender.

         Section 14.10. Applicable Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas and it shall be performable for all purposes in Harris County, Texas. Except as provided in the Arbitration Agreement, any action or proceeding against Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Harris County, Texas, and Borrower hereby irrevocably submits to the nonexclusive jurisdiction of such courts and waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its office specified in this Agreement. Except as provided in the Arbitration Agreement, nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdictions. Except as provided in the Arbitration Agreement, any action or proceeding by Borrower against Lender shall be brought only in a court located in Harris County, Texas.

         Section 14.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 14.12. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 14.13. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 14.14. Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

         Section 14.15. Participations. Lender shall have the right at any time and from time to time to grant participations in the Note and any other Loan Documents. Each actual or proposed participant shall be entitled to receive all information received by Lender regarding the creditworthiness of Borrower, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant is subject to the circular or not).

         Section 14.16. ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                             BORROWER:

                                             LOUISIANA SHIP, INC.


                                             By: /s/ SAMUEL F. EAKIN
                                                 ------------------------------
                                                 Samuel F. Eakin
                                                 President



                                             LENDER:

                                             SOUTHWEST BANK OF TEXAS, N.A.


                                             By: /s/ CARMEN BILLINGS
                                                 ------------------------------
                                                 Carmen Billings
                                                 Vice President

                                LIST OF EXHIBITS


         Exhibits                                                   Document
         --------                                                   --------
            A                                                       Note-A

            B                                                       Note-B

            C                                                       Note-C

            D                                                       Note-D

            E                                                       Security Agreement

            F                                                       Guaranty

            G                                                       Contingency Agreement

            H                                                       Subordination Agreement-NS&R

            I                                                       Borrowing Base Certificate

            J                                                       No Default Certificate

            K                                                       Arbitration Agreement

            L                                                       Advance Request Form-A

            M                                                       Advance Request Form-B

            N                                                       Subordination Agreement - EAE

            O                                                       Subordination Agreement - First Wave